Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Second Quarter 2022 Results
Reported both quarterly GAAP and adjusted earnings from continuing operations of $0.14 per diluted share
Received orders for 4,335 railcars and delivered 2,510 railcars in the quarter; backlog of $2.2 billion at quarter-end
Returned $90 million of capital to stockholders year-to-date and completed accelerated share repurchase program

DALLAS, Texas – July 27, 2022 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the second quarter ended June 30, 2022.
Financial and Operational Highlights
•Quarterly total company revenues of $417 million
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.14
•Lease fleet utilization of 97.2% and Future Lease Rate Differential ("FLRD") of positive 14.7% at quarter end
•New railcar orders of 4,335 and railcar deliveries of 2,510; book-to-bill ratio of 1.7x
~~•~~Year-to-date cash flow from continuing operations was a net use of $61 million, and total free cash flow after investments and dividends ("Free Cash Flow") was $43 million
2022 Guidance
•Industry deliveries of 40,000 to 50,000 railcars
•Net investment in the lease fleet of $425 million to $475 million, down from $450 million to $550 million
•Manufacturing capital expenditures of $35 million to $45 million
•EPS of $0.90 to $1.10, up from $0.85 to $1.05
◦Excludes gains on insurance recoveries and other items outside of our core business operations
Management Commentary
“Trinity’s second quarter results reflect improvement and momentum and reinforce our optimism for the back half of the year,” said Trinity’s Chief Executive Officer and President, Jean Savage. “The strength of our backlog, as well as rising lease rates and fleet utilization, are especially encouraging and provide visibility into our expectations for the full year.”
“In the Railcar Leasing and Management Services Group, our Future Lease Rate Differential improved to 14.7%, which we continue to view as a leading indicator of revenue growth. Furthermore, our lease fleet utilization improved sequentially and year over year to 97.2%.” Ms. Savage continued, “We saw the value of our rail platform this quarter with strong railcar deliveries for our lease fleet while creating additional value through RIV and secondary market transactions. While supply chain and labor issues persist, we completed a successful quarter in a challenging operating environment.”
Ms. Savage concluded, “We continue to feel confident about the second half of the year and expect to see strengthening results across our business.”

Consolidated Financial Summary

	Three Months Ended June 30,
	2022	2021	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$416.8	$293.3	Higher external deliveries in the Rail Products Group
Operating profit	$73.0	$57.8	Higher lease portfolio sales activity and improved operating performance in the Leasing Group, partially offset by deliveries of orders taken at the bottom of the cycle in the Rail Products Group
Net income from continuing operations attributable to Trinity Industries, Inc.	$11.7	$5.1
EBITDA (1)	$143.6	$112.6
Effective tax expense (benefit) rate	26.0%	(50.9)%	Q2 2021 tax benefit was impacted by excess tax benefits associated with equity-based compensation
Diluted EPS – GAAP	$0.14	$0.05
Diluted EPS – Adjusted (1)	$0.14	$0.08

	Six Months Ended June 30,
	2022	2021	Year over Year – Comparison
	($ in millions)
Net cash provided by (used in) operating activities – continuing operations	$(61.3)	$324.9	2022 impacted by cyclical shifts in anticipation of higher volumes of railcar deliveries in future periods and continued supply chain challenges
Free Cash Flow (1)	$42.5	$351.8	Q2 2021 was impacted by timing difference of debt proceeds issued for financing lease fleet equity investment
Capital expenditures – leasing	$414.1	$251.7
Returns of capital to stockholders	$89.6	$375.0	Q2 2021 included a privately negotiated repurchase agreement totaling $222.5 million
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.
Additional Business Items
•Total committed liquidity of $420 million as of June 30, 2022 in anticipation of higher volumes of railcar deliveries in future periods, as well as continued supply chain challenges.
•In April 2022, Trinity Rail Leasing 2022 LLC, a wholly-owned subsidiary of the Company, issued $245 million of Series 2022-1 Green Secured Railcar Equipment Notes (the "TRL-2022 Notes"). The TRL-2022 Notes bear interest at a fixed rate of 4.55% and have a stated final maturity date of 2052. Net proceeds received from the TRL-2022 Notes were used to repay borrowings under TILC's secured warehouse credit facility and for general corporate purposes.
•During the quarter, Trinity repurchased approximately $50 million of shares, which included $25 million as part of the final settlement of our $125 million accelerated share repurchase agreement and $25 million in the open market.
•In May 2022, Tribute Rail LLC, a partially-owned subsidiary of the Company, issued $327 million of its Series 2022-1 Green Secured Railcar Equipment Notes (the "Tribute Rail Notes"). The Tribute Rail Notes bear interest at an all-in interest rate of 4.88% and have a stated final maturity date of 2052. Net proceeds received from the issuance of these notes were used to redeem TRIP Railcar Co. LLC's existing term loan agreement, of which $319 million was outstanding at the redemption date.

Business Group Summary

	Three Months Ended June 30,
	2022	2021	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Management Services Group
Leasing and management revenues	$195.3	$185.1	Higher utilization, increased lease fleet size and improved renewal rates, partially offset by the effect of net lease fleet investment activities
Leasing and management operating profit	$78.6	$70.0	Higher utilization, increased lease fleet size, and lower fleet operating costs, partially offset by increased depreciation
Operating profit on lease portfolio sales	$26.9	$11.1	Increased lease fleet portfolio sales
Fleet utilization (1)	97.2%	94.3%
Future Lease Rate Differential ("FLRD") (2)	+14.7%	(10.0)%	Improvement in current market lease rates compared to the prior year period
Owned lease fleet (in units) (1)	110,560	108,635	Growth in the lease fleet, partially offset by initial sale to new RIV partner in Q3 2021
Investor-owned lease fleet (in units)	30,115	26,490	Initial sale to new RIV partner in Q3 2021
Rail Products Group
Revenues	$430.6	$261.8	Higher volume of deliveries and price escalation
Revenues eliminations – Lease subsidiary	$(208.9)	$(151.0)
Operating profit	$13.7	$3.2	Higher deliveries, partially offset by higher input costs and operational inefficiencies
Operating profit eliminations – Lease subsidiary	$(20.3)	$(3.0)
Operating profit margin	3.2%	1.2%
New railcars:
Deliveries (in units)	2,510	1,765
Orders (in units)	4,335	4,570
Order value	$524.4	$372.6	Product mix and price escalation
Backlog value	$2,194.7	$1,177.7
Sustainable railcar conversions:
Deliveries (in units)	485	120
Backlog (in units)	2,350	1,385
Backlog value	$188.6	$118.4
Corporate and other
Selling, engineering, and administrative expenses	$25.4	$24.5
Gains on dispositions of property	$(0.3)	$(0.6)

	June 30, 2022	December 31, 2021
Loan-to-value ratio
Wholly-owned subsidiaries, including corporate revolving credit facility	67.3%	62.3%	Increased leverage associated with leased assets, partially offset by amortization of debt on encumbered assets
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in revenue for railcar leases expiring over the next four quarters, assuming they were renewed at the most recent quarterly transacted lease rates for each railcar type.

Conference Call
Trinity will hold a conference call at 8:30 a.m. Eastern on July 27, 2022 to discuss its second quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "3880180". Please call at least 10 minutes in advance to ensure a timely connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "1988387" until 11:59 p.m. Eastern on August 3, 2022.
Additionally, the Company will provide Supplemental Materials to accompany the earnings conference call. The materials will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Second Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations, such as restructuring activities and the potential financial and operational impacts of the COVID-19 pandemic.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services, as well as railcar manufacturing, maintenance and modifications. Trinity reports its financial results in two reportable segments: the Railcar Leasing and Management Services Group and the Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future, including the potential financial and operational impacts of the COVID-19 pandemic. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$416.8	$293.3	$889.5	$624.0
Operating costs:
Cost of revenues	325.6	202.1	724.1	448.4
Selling, engineering, and administrative expenses	45.0	46.2	89.7	90.9
Gains on dispositions of property:
Lease portfolio sales	26.9	11.1	38.7	12.8
Other	0.9	1.0	14.4	10.8
Restructuring activities, net	1.0	(0.7)	1.0	(1.0)
	343.8	235.5	761.7	514.7
Operating profit	73.0	57.8	127.8	109.3
Interest expense, net	49.7	51.0	93.2	102.3
Loss on extinguishment of debt	1.5	11.7	1.5	11.7
Other, net	(0.5)	0.8	(2.1)	2.0
Income (loss) from continuing operations before income taxes	22.3	(5.7)	35.2	(6.7)
Provision (benefit) for income taxes:
Current	2.0	0.5	3.8	5.2
Deferred	3.8	(3.4)	5.0	(4.1)
	5.8	(2.9)	8.8	1.1
Income (loss) from continuing operations	16.5	(2.8)	26.4	(7.8)
Income (loss) from discontinued operations, net of income taxes	(3.4)	7.6	(10.3)	13.9
Loss on sale of discontinued operations, net of income taxes	(4.6)	—	(5.7)	—
Net income	8.5	4.8	10.4	6.1
Net income (loss) attributable to noncontrolling interest	4.8	(7.9)	7.4	(9.9)
Net income attributable to Trinity Industries, Inc.	$3.7	$12.7	$3.0	$16.0

Basic earnings per common share:
Income from continuing operations	$0.14	$0.05	$0.23	$0.02
Income (loss) from discontinued operations	(0.10)	0.07	(0.19)	0.13
Basic net income attributable to Trinity Industries, Inc.	$0.04	$0.12	$0.04	$0.15
Diluted earnings per common share:
Income from continuing operations	$0.14	$0.05	$0.23	$0.02
Income (loss) from discontinued operations	(0.10)	0.07	(0.19)	0.13
Diluted net income attributable to Trinity Industries, Inc.	$0.04	$0.12	$0.04	$0.15
Weighted average number of shares outstanding:
Basic	82.4	102.8	82.7	106.4
Diluted	84.4	105.1	84.9	108.9
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$49.7	$167.3
Receivables, net of allowance	270.2	227.6
Income tax receivable	8.5	5.4
Inventories	630.7	432.9
Restricted cash	256.8	135.1
Property, plant, and equipment, net:
Manufacturing/Corporate	346.5	349.3
Leasing:
Wholly-owned subsidiaries	5,844.4	5,706.1
Partially-owned subsidiaries	1,534.8	1,570.6
Deferred profit on railcars sold to the Leasing Group	(781.6)	(779.1)
	6,944.1	6,846.9
Goodwill	159.2	154.2
Other assets	305.6	266.5
Total assets	$8,624.8	$8,235.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$285.4	$206.4
Accrued liabilities	283.9	307.4
Debt:
Recourse (1)	518.9	398.7
Non-recourse:
Wholly-owned subsidiaries	3,813.6	3,555.8
Partially-owned subsidiaries	1,206.6	1,216.1
	5,539.1	5,170.6
Deferred income taxes	1,115.3	1,106.8
Other liabilities	144.9	147.9
Stockholders' equity:
Trinity Industries, Inc.	997.6	1,029.8
Noncontrolling interest	258.6	267.0
	1,256.2	1,296.8
Total liabilities and stockholders' equity	$8,624.8	$8,235.9
(1) Recourse debt as of June 30, 2022 includes $120.0 million outstanding associated with our corporate revolving credit facility.

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities:
Net cash provided by (used in) operating activities – continuing operations	$(61.3)	$324.9
Net cash provided by (used in) operating activities – discontinued operations	(12.0)	9.8
Net cash provided by (used in) operating activities	(73.3)	334.7

Investing activities:
Proceeds from lease portfolio sales	215.2	88.8
Proceeds from dispositions of property and other assets	23.8	24.0
Capital expenditures – leasing	(414.1)	(251.7)
Capital expenditures – manufacturing and other	(18.8)	(14.3)
Acquisitions, net of cash acquired	(9.4)	(16.6)
Proceeds from insurance recoveries	4.8	—
Other	—	(0.1)
Net cash used in investing activities – continuing operations	(198.5)	(169.9)
Payments related to sale of discontinued operations	(2.7)	—
Net cash used in investing activities – discontinued operations	—	(3.1)
Net cash used in investing activities	(201.2)	(173.0)

Financing activities:
Net proceeds from (repayments of) debt	360.8	251.5
Shares repurchased	(22.4)	(329.4)
Dividends paid to common shareholders	(39.3)	(47.4)
Other	(20.5)	(9.1)
Net cash provided by (used in) financing activities	278.6	(134.4)
Net increase in cash, cash equivalents, and restricted cash	4.1	27.3
Cash, cash equivalents, and restricted cash at beginning of period	302.4	228.4
Cash, cash equivalents, and restricted cash at end of period	$306.5	$255.7

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
(in millions, except per share amounts)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit, income (loss) from continuing operations before income taxes, provision (benefit) for income taxes, income (loss) from continuing operations, net income from continuing operations attributable to Trinity Industries, Inc., and diluted income from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of gains on dispositions of other property, restructuring activities, interest expense, net, loss on extinguishment of debt, pension plan settlement, the income tax effects of the CARES Act, and certain other transactions or events (as applicable). These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended June 30, 2022
	GAAP	Restructuring activities, net	Interest expense, net (1)	Adjusted
Operating profit	$73.0	$1.0	$—	$74.0

Income (loss) from continuing operations before income taxes	$22.3	$1.0	$(0.4)	$22.9

Provision (benefit) for income taxes	$5.8	$0.3	$(0.1)	$6.0

Income (loss) from continuing operations	$16.5	$0.7	$(0.3)	$16.9

Net income from continuing operations attributable to Trinity Industries, Inc.	$11.7	$0.7	$(0.3)	$12.1

Diluted weighted average shares outstanding	84.4			84.4

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.14			$0.14

	Six Months Ended June 30, 2022
	GAAP	Gains on dispositions of property – other (2)	Restructuring activities, net	Interest expense, net (1)	Adjusted
Operating profit	$127.8	$(6.4)	$1.0	$—	$122.4

Income (loss) from continuing operations before income taxes	$35.2	$(6.4)	$1.0	$(0.7)	$29.1

Provision (benefit) for income taxes	$8.8	$(1.6)	$0.3	$(0.2)	$7.3

Income (loss) from continuing operations	$26.4	$(4.8)	$0.7	$(0.5)	$21.8

Net income from continuing operations attributable to Trinity Industries, Inc.	$19.0	$(4.8)	$0.7	$(0.5)	$14.4

Diluted weighted average shares outstanding	84.9				84.9

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.23				$0.17

	Three Months Ended June 30, 2021
	GAAP	Restructuring activities, net (3)	Loss on extinguishment of debt – Controlling Interest (3)(4)	Loss on extinguishment of debt – Noncontrolling Interest (5)	Pension plan settlement (3)	Income tax effect of CARES Act	Adjusted
Operating profit	$57.8	$(0.7)	$—	$—	$—	$—	$57.1

Income (loss) from continuing operations before income taxes	$(5.7)	$(0.7)	$4.6	$7.1	$1.0	$—	$6.3

Provision (benefit) for income taxes	$(2.9)	$(0.2)	$1.0	$—	$0.2	$0.4	$(1.5)

Income (loss) from continuing operations	$(2.8)	$(0.5)	$3.6	$7.1	$0.8	$(0.4)	$7.8

Net income from continuing operations attributable to Trinity Industries, Inc.	$5.1	$(0.5)	$3.6	$—	$0.8	$(0.4)	$8.6

Diluted weighted average shares outstanding	105.1						105.1

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.05						$0.08

	Six Months Ended June 30, 2021
	GAAP	Restructuring activities, net (3)	Loss on extinguishment of debt – Controlling Interest (3)(4)	Loss on extinguishment of debt – Noncontrolling Interest (5)	Pension plan settlement (3)	Income tax effect of CARES Act	Adjusted
Operating profit	$109.3	$(1.0)	$—	$—	$—	$—	$108.3

Income (loss) from continuing operations before income taxes	$(6.7)	$(1.0)	$4.6	$7.1	$2.2	$—	$6.2

Provision (benefit) for income taxes	$1.1	$(0.3)	$1.0	$—	$0.5	$(3.4)	$(1.1)

Income (loss) from continuing operations	$(7.8)	$(0.7)	$3.6	$7.1	$1.7	$3.4	$7.3

Net income from continuing operations attributable to Trinity Industries, Inc.	$2.1	$(0.7)	$3.6	$—	$1.7	$3.4	$10.1

Diluted weighted average shares outstanding	108.9						108.9

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.02						$0.09
(1) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(2) Represents insurance recoveries in excess of net book value for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(3) The effective tax rate for restructuring activities, the loss on extinguishment of debt, and pension plan settlement is before consideration of the CARES Act.
(4) Excludes $7.1 million of loss on extinguishment of debt associated with the noncontrolling interest recorded in the second quarter of 2021.
(5) Represents the portion of loss on extinguishment of debt attributable to the noncontrolling interest, for which Trinity does not provide income taxes.

Free Cash Flow
Total Free Cash Flow After Investments and Dividends ("Free Cash Flow") is a non-GAAP financial measure. We believe Free Cash Flow is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. Free Cash Flow is reconciled to net cash provided by (used in) operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Free Cash Flow is defined as net cash provided by (used in) operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from lease portfolio sales, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for leased railcars. Equity CapEx for leased railcars is defined as leasing capital expenditures, adjusted to exclude net proceeds from (repayments of) debt. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Six Months Ended June 30,
	2022	2021
Net cash provided by (used in) operating activities – continuing operations	$(61.3)	$324.9
Proceeds from lease portfolio sales	215.2	88.8
Adjusted Net Cash Provided by Operating Activities	153.9	413.7
Capital expenditures – manufacturing and other	(18.8)	(14.3)
Dividends paid to common stockholders	(39.3)	(47.4)
Free Cash Flow (before Capital expenditures – leasing)	95.8	352.0
Equity CapEx for leased railcars	(53.3)	(0.2)
Total Free Cash Flow After Investments and Dividends	$42.5	$351.8

Capital expenditures – leasing	$414.1	$251.7
Less:
Payments to retire debt	(833.3)	(1,925.2)
Proceeds from issuance of debt	1,194.1	2,176.7
Net proceeds from (repayments of) debt	360.8	251.5
Equity CapEx for leased railcars	$53.3	$0.2

EBITDA and Adjusted EBITDA
“EBITDA” is defined as income (loss) from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus gains on dispositions of other property, restructuring activities, interest income, loss on extinguishment of debt, and pension plan settlement. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$8.5	$4.8	$10.4	$6.1
Less: Income (loss) from discontinued operations, net of income taxes	(3.4)	7.6	(10.3)	13.9
Less: Loss on sale of discontinued operations, net of income taxes	(4.6)	—	(5.7)	—
Income (loss) from continuing operations	$16.5	$(2.8)	$26.4	$(7.8)
Interest expense	52.0	51.1	96.1	102.5
Provision (benefit) for income taxes	5.8	(2.9)	8.8	1.1
Depreciation and amortization expense	69.3	67.2	136.2	131.8
EBITDA	$143.6	$112.6	$267.5	$227.6
Gains on dispositions of property – other	—	—	(6.4)	—
Restructuring activities, net	1.0	(0.7)	1.0	(1.0)
Interest income	(0.4)	—	(0.7)	—
Loss on extinguishment of debt	—	11.7	—	11.7
Pension plan settlement	—	1.0	—	2.2
Adjusted EBITDA	$144.2	$124.6	$261.4	$240.5